EXHIBIT 99.1
                                  ------------

OCTOBER 7, 2005


DEAR SHAREHOLDERS,

IT HAS BEEN A VERY LONG TIME SINCE I HAVE DIRECTLY COMMUNICATED WITH YOU ABOUT THE BUSINESS ACTIVITIES OF NANOPIERCE TECHNOLOGIES, INC. (THE "COMPANY"). OVER THE LAST SEVERAL YEARS, MANAGEMENT HAS BEEN FOCUSED ON ASSURING THE SURVIVAL OF THE COMPANY UNDER VERY DIFFICULT CONDITIONS, OBTAINING FINANCING FOR A NEW DIRECTION FOR THE COMPANY AND IDENTIFYING A NEW TECHNOLOGY PLATFORM UPON WHICH TO REBUILD THE COMPANY. AFTER A LONG SEARCH WE HAVE IDENTIFIED THIS NEW TECHNOLOGY PLATFORM. THE COMPANY HAS MADE A FUNDAMENTAL TECHNOLOGY PLATFORM CHANGE FROM SEMICONDUCTOR TECHNOLOGY TO BIOTECHNOLOGY.

AS PREVIOUSLY ANNOUNCED IN OCTOBER 2004, WE SIGNED A LETTER AGREEMENT WITH X-ACT RESOURCES INTERNATIONAL, INC TO FORM A LIMITED LIABILITY COMPANY UNDER THE LAWS OF THE STATE OF GEORGIA. THE COMPANY AGREED TO CONTRIBUTE $1.5 MILLION CASH AS ITS CAPITAL CONTRIBUTION TO BIOAGRA. ON AUGUST 16, 2005, THE COMPANY ANNOUNCED THAT IT HAD FUNDED AND FORMED A JOINT VENTURE NAMED BIOAGRA LLC WITH X-ACT RESOURCES. IN RETURN FOR ITS CASH CONTRIBUTION OF $1.5 MILLION, THE COMPANY RECEIVED A 50% EQUITY INTEREST IN BIOAGRA. X-ACT RESOURCES PURCHASED THE REMAINING 50% EQUITY INTEREST IN BIOAGRA FOR ITS CONTRIBUTION OF RIGHTS, A LICENSE, INTELLECTUAL PROPERTIES, PURCHASE ORDERS AND SIMILAR ITEMS.

BIOAGRA WAS FORMED TO PRODUCE, MARKET AND SELL YBG-2000, A BIOTECH YEAST BETA GLUCAN PRODUCT. YBG-2000 IS A NATURAL, AND ORGANIC BETA GLUCAN FEED ADDITIVE, PRODUCED FROM SPENT BREWER'S OR BAKER'S YEAST. YBG-2000 IS USED TO REPLACE ARTIFICIAL GROWTH PROMOTION ANTIBIOTICS THAT ARE CURRENTLY USED BY PRODUCERS IN THE FEED OF THE LIVESTOCK, SWINE, POULTRY, FISH AND SHRIMP INDUSTRIES. YBG-2000 ACHIEVES TWO BASIC AND EQUALLY IMPORTANT PURPOSES. THE FIRST IS AN ENHANCEMENT OF THE IMMUNE SYSTEM TO FIGHT BACTERIAL AND VIRAL INFECTIONS MORE EFFECTIVELY AND EFFICIENTLY. THE SECOND IS TO PROMOTE FAST GROWTH. THE PRODUCT DOES NOT REQUIRE FDA APPROVAL BECAUSE IT IS KNOWN TO SATISFY THE REQUIREMENTS OF THE GRAS LIST, ALSO KNOWN AS THE GENERALLY REGARDED AS SAFE LIST, SINCE YBG-2000 IS DERIVED FROM A NATURAL AND ORGANIC PRODUCT - YEAST.

THE COMPANY DECIDED TO PURSUE ITS NEW BIOTECHNOLOGY PLATFORM FOR SEVERAL REASONS ALL OF WHICH ARE CONSIDERED OF EQUAL IMPORTANCE.

     - THE BIOTECHNOLOGY INDUSTRY HAS EXPERIENCED AND EXPECTS TO CONTINUE EXPERIENCING STRONG GROWTH TRENDS. THE MARKET FOR BIOAGRA'S PRODUCT IS VERY LARGE AND SHOWING EXCEPTIONAL GROWTH TRENDS. INITIALLY, BIOAGRA INTENDS TO FOCUS MARKETING AND SALES EFFORTS ON THE POULTRY PRODUCTION AND PROCESSING INDUSTRY. ACCORDING TO THE USDA WORLD AGRICULTURAL OUTLOOK BOARD (WAOB), 32.4 BILLION POUNDS OF CHICKEN WERE PROCESSED


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          AND SOLD IN THE UNITED STATES IN 2003. THE U.S. BROILER (CHICKENS
          RAISED FOR MEAT) INDUSTRY HAS GROWN AT A COMPOUNDED ANNUAL GROWTH RATE OF 5.0% FOR THE LAST TWENTY YEARS. ANNUAL PER CAPITA CONSUMPTION OF CHICKEN IN THE U.S. INCREASED 66.7% FORM 1983 TO 2003 ACCORDING TO INDUSTRY PUBLICATIONS. THE SECOND AND THIRD LARGEST POULTRY PROCESSORS IN THE UNITED STATES, PILGRIM'S PRIDE AND GOLD KIST, RESPECTIVELY, MADE INITIAL PUBLIC OFFERINGS IN 2004. THEIR REGISTRATION STATEMENTS CONTAIN A WEALTH OF INFORMATION ABOUT THE INDUSTRY AND MARKET. I REFER YOU TO THE FOLLOWING REGISTRATION STATEMENTS:

               - PILGRIM'S PRIDE CORPORATION, SEPTEMBER 23, 2004 REGISTRATION STATEMENT 333-117472;
               - GOLD KIST HOLDINGS, INC., OCTOBER 6, 2004, REGISTRATION STATEMENT NO: 333-116067.
                    THESE FILINGS CAN BE REVIEWED BY ACCESSING
                              HTTP://WWW.SEC.GOV/EDGAR/SEARCHEDGAR/WEBUSERS.HTM.
                              -------------------------------------------------

THE COMPANY BELIEVES THAT BIOAGRA'S PRODUCT FOR THE POULTRY INDUSTRY IS POSITIONED IN THE "RIGHT SPACE AT THE RIGHT TIME."

     - BIOAGRA HAS THE OPPORTUNITY FOR "FIRST MARKET ENTRY" WITH YBG-2000. BIOAGRA IS NOT AWARE OF ANY OTHER COMMERCIALLY AVAILABLE BETA GLUCAN PRODUCT, OF EQUAL QUALITY, BEING OFFERED TO THE POULTRY INDUSTRY WHICH HAS THE BIOACTIVITY EFFECTIVENESS PROVIDED BY YBG-2000. BIOAGRA INTENDS TO CAPITALIZE ON THIS OPPORTUNITY.

     - TWO FORCES ARE DRIVING THIS SECTOR OF THE BIOTECHNOLOGY INDUSTRY. FIRST, THE PUSH: NATIONAL AND INTERNATIONAL GOVERNMENT AUTHORITIES ARE BEGINNING TO MANDATE THE REMOVAL OF ARTIFICIAL GROWTH PROMOTION ANTIBIOTICS FROM THE HUMAN FOOD CHAIN SUPPLY, IN ORDER TO REDUCE THE DEVELOPMENT IN HUMAN BEINGS OF INCREASINGLY POWERFUL AND VIRULENT STRAINS OF ANTIBIOTIC RESISTANT BACTERIA. SECOND, IS THE PULL: PUBLIC AWARENESS OF AND THE INCREASING AND INSISTENT CONSUMER DEMAND FOR NATURAL AND ORGANIC CONSUMABLES. BIOAGRA INTENDS TO TAKE ADVANTAGE OF THESE TWO FORCES IN THE PRODUCTION AND MARKETING OF YBG-2000.

     - WORLD DEMAND FOR NATURAL ORGANIC PRODUCTS IS EXPECTED TO BECOME EVEN STRONGER. ON JANUARY 1, 2006, THE EUROPEAN UNION IS IMPOSING AN ABSOLUTE BAN ON THE IMPORTATION OF ANY PRODUCT IN THE HUMAN FOOD CHAIN SUPPLY WHICH USES ARTIFICIAL FAST GROWTH ANTIBIOTICS.

     - CUSTOMER REACTION TO BIOAGRA'S PLANNED PRODUCTION OF YBG-2000 HAS BEEN VERY STRONG.

BIOAGRA'S PRODUCTION SYSTEM IS NOW UNDER CONSTRUCTION AT A STATE OF THE ART FACILITY IN HINESVILLE, GEORGIA. IT IS DESIGNED TO PRODUCE 15,000 KILOS PER MONTH


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AND WITH RELATIVELY MODEST CAPITAL EXPENDITURE CAN BE MODIFIED TO DOUBLE MONTHLY
PRODUCTION. BIOAGRA LOCATED ITS PRODUCTION FACILITY IN THE STATE OF GEORGIA BECAUSE GEORGIA HAS THE LARGEST POULTRY INDUSTRY IN THE UNITED STATES. THE POULTRY INDUSTRY ACCOUNTS FOR AN ANNUAL $13.5 BILLION CONTRIBUTION TO THE
STATE'S ECONOMY. IN ADDITION, HINESVILLE IS APPROXIMATELY AN HOUR AWAY FROM THE PORT OF SAVANNAH.

THE COMPANY, AS A 50% OWNER OF AND WITH EQUAL MANAGEMENT AUTHORITY OVER BIOAGRA, HAS WITH X-ACT RESOURCES, PUT IN PLACE THE FINANCIAL AND PERSONNEL RESOURCES AND EQUIPMENT TO CAPITALIZE ON THE BIOAGRA OPPORTUNITY. THE COMPANY BELIEVES THAT BIOAGRA OFFERS A PRODUCT THE CONSUMING PUBLIC WANTS AND IS NOW STARTING TO DEMAND, BECAUSE IT PROMOTES INDIVIDUAL AND PUBLIC HEALTH.

MANAGEMENT OF THE COMPANY BELIEVES THAT THE POTENTIAL OF THE NEW ENTERPRISE WILL ALLOW THE COMPANY TO DEVELOP A REVENUE GENERATING AND PROFITABLE BUSINESS WHILE PURSING AN INCREASING SHARE OF A VERY LARGE MARKET.

AS FURTHER MATERIAL DEVELOPMENTS AND EVENTS OCCUR, THEY WILL BE DISCLOSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION AND IN PUBLIC RELEASES.

WE APPRECIATE YOUR PAST PATIENCE AND TRUST. WE WILL STRIVE TO CONTINUE TO EARN IT IN THE FUTURE.

SINCERELY,

NANOPIERCE TECHNOLOGIES, INC.



BY: /S/PAUL H. METZINGER
    ---------------------------------
    PAUL H. METZINGER
    PRESIDENT AND CHIEF EXECUTIVE OFFICER